Exhibit 4.1

Amended and Restated Security Holders Agreement dated as of February 3, 2006 (this “Agreement”) among:

(i)                                     H&E Equipment Services, Inc., a Delaware corporation (the “Company”), and

(ii)                                  the Persons identified on the signature pages hereto as the “Stockholders”, together with such additional Persons who become “Stockholders” in accordance with the provisions of this Agreement.

The Company and the Stockholders are herein together referred to as the “Parties”.

Recitals

A.                                   On the date hereof, and pursuant to the Agreement and Plan of Merger dated as of February 2, 2006 (the “Agreement and Plan of Merger”) among the Company, H&E Holdings L.L.C., a Delaware limited liability company (“H&E Holdings”), H&E Equipment Services, L.L.C., a Louisiana limited liability company, H&E Holdings will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”).

B.                                     Prior to the Merger, H&E Holdings and the Stockholders are the holders of “Class A Common Units”, “Class B Common Units”, “Class A Preferred Units”, “Class B Preferred Units”, “Class C Preferred Units” and “Class D Preferred Units” (together, “Units”) representing membership interests in H&E Holdings and, pursuant to the Merger, their Units will be converted into shares of the Common Stock, par value $0.01 per share (the “Common Stock”), of the Company. Subsequent to the Merger, the number of shares of the Common Stock which the Stockholders will receive pursuant to the Merger in respect of their Units is set forth opposite their names on Schedule A hereto.

C.                                     H&E Holdings and the Stockholders are parties to the Securityholders Agreement dated as of June 17, 2002 (the “H&E Holdings Securityholders Agreement”).

D.                                    The Company and the Stockholders desire that this Agreement shall amend, restate and replace the H&E Holdings Securityholders Agreement.

Agreement

Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Definitions. As used herein, the following terms shall have the following meanings:

“Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Approved Company Sale” means if BRS Majority Holders approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all (or a lesser percentage, if necessary, as determined by BRS Majority Holders for accounting, tax or other reasons) of the Company’s outstanding Common Stock (in either case, whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) or any other transaction which has the same effect as any of the foregoing, to an Independent Third Party or group of Independent Third Parties.

“BRS Investors” means those Stockholders identified as such on the signature page to this Agreement together with their respective Permitted Transferees.

“BRS Majority Holders” means, at any time, the holders of a majority of the number of the BRS Restricted Shares.

“BRS Restricted Shares” means all Restricted Shares owned by any BRS Investor.

“Common Stock” means collectively the Common Stock, par value $0.01 per share, of the Company and any other equity securities of the Company (or its successors) which is not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends or other distributions or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities.

“Family Group” means, with respect to any Person who is an individual, (i) such Person’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing persons (collectively, “Relatives”), (ii) the trustee, fiduciary or personal representative of such Person and any trust solely for the benefit of such Person and/or such Person’s relatives or (iii) any limited partnership or limited liability company the governing instruments of which provide that such Person shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of partnership interests, membership interests or any other equity interests are, and will remain, limited to such Person and such Person’s relatives.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the number of Common Stock on a fully diluted basis (a “5% Owner”), who is not an Affiliate of any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of any such 5% Owner and/or such other Persons.

“Management Investor” means any of John M. Engquist, Kristan Engquist Dunne, South Nevada Capital Corporation, Bagley Family Investments, L.L.C., Kenneth Sharp, Jr., The McClain Family Revocable Trust, or any of their respective Permitted Transferees.

“Other Investor” means any of Wheeler Investments, Inc., Don Wheeler, Siegfried Wallin, The Conner Family Trust, C/J Land & Livestock L.P., John and Ellen Williams Limited Partnership, Robert G. Williams Limited Partnership or any of their respective Permitted Transferees.

“Permitted Transferee” has the meaning set forth in Section 3(b)(ii) hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“Public Sale” means any sale of Restricted Shares to the public pursuant to an offering registered under the Securities Act or, after the consummation of an initial public offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

“Restricted Shares” means shares of the Common Stock issued to Stockholders pursuant to the Merger and all equity securities issued directly or indirectly with respect to such shares, in each case, by way of a unit or stock dividend or other distribution, or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been Transferred in a Public Sale.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge or other disposition or encumbrance.

2.                                       Conflicting Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

3.                                       Restrictions on Transfer of Restricted Shares.

(a)                                  General Restrictions.

(i)                                     A Management Investor or an Other Investor may Transfer Restricted Shares only (A) in Public Sales, (B) pursuant to an Approved Company Sale, (C) to the Company, or (D) with the prior written consent of the Board, to any Person, provided, that, unless waived in writing by the Board, such Person shall have complied with the requirements of Section 4(b)(ii).

(ii)                                  A BRS Investor may Transfer Restricted Shares only (A) in Public Sales, (B) to any Person, provided, that such Person shall have complied with the requirements of Section 4(b)(ii), or (C) pursuant to an Approved Company Sale.

(b)                                 Permitted Transfers.

(i)                                     The restrictions contained in Section 3(a) shall not apply with respect to any Transfer of Restricted Shares by any Stockholder (A) in the case of any Stockholder who is a natural person, pursuant to applicable laws of descent and distribution or to any member of such Stockholder’s Family Group or to any trust established by such Stockholder for the benefit of such Stockholder’s Family Group, (B) in the case of any Stockholder, to its Affiliates, or (C) in the case of Bruckmann, Rosser, Sherrill & Co., L.P. or Bruckmann, Rosser, Sherrill & Co. II, L.P. (in each case, if it becomes a Permitted Transferee), in a pro rata distribution to its partners; provided, in each case, that any such transferee shall have complied with the requirements of Section 3(b)(ii).

(ii)                                  Prior to any proposed transferee’s acquisition of Restricted Shares pursuant to a Transfer permitted by Section 3(a)(i), in each case, unless waived in writing by the Board of Directors of the Company, or pursuant to a Transfer permitted by clause (ii) of Section 3(a), such proposed transferee must agree to take such Restricted Shares subject to and to be fully bound by the terms of this Agreement applicable to such Restricted Shares by executing a joinder to this Agreement substantially in the form attached hereto as Exhibit A and delivering such executed joinder to the Secretary of the Company prior to the effectiveness of such Transfer (unless such Transfer is pursuant to applicable laws of descent and distribution, in which case, such executed joinder shall be delivered to the Secretary of the Company as soon as reasonably possible after such Transfer). All transferees acquiring Restricted Shares and executing a joinder in compliance with this Section 3(b)(ii) are collectively referred to herein as “Permitted Transferees”.

(c)                                  If any Stockholder Transfers Restricted Shares to an Affiliate and an event occurs which causes such Affiliate to cease to be an Affiliate of such Stockholder unless, prior to such event, such Affiliate Transfers such Restricted Shares back to such Stockholder, then, in each case, such event or Transfer shall be deemed a Transfer of Restricted Shares subject to all of the restrictions on Transfers of Stockholder set forth in this Agreement, including without limitation, this Section 3.

(d)                                 Wheeler Investments, Inc. (“Wheeler Investments”) shall not permit any event to occur which causes Wheeler Investments to cease to be a member of Don Wheeler’s Family Group, unless, prior to such event, Wheeler Investments Transfers, or causes the Transfer of, all Restricted Shares held by Wheeler Investments or any Affiliate of Wheeler Investments to Don Wheeler or one or more members of Don Wheeler’s Family Group. South Nevada Capital Corporation (“SNCC”) shall not permit any event to occur which causes SNCC to cease to be a member of Dale Roesener’s Family Group, unless, prior to such event, SNCC Transfers, or causes the Transfer of, all Restricted Shares held by SNCC or any Affiliate of SNCC to Dale Roesener. Bagley Family Investments, L.L.C. (“Bagley Investments”) shall not permit any event to occur which causes Bagley Investments to cease to be a member of Gary Bagley’s Family Group, unless, prior to such event, Bagley Investments Transfers, or causes the Transfer of, all Bagley Investments held by Bagley Investments or any Affiliate of Bagley Investments to Gary Bagley. The Connor Family Trust (“Connor Trust”) shall not permit any event to occur which causes Connor Trust to cease to be a member of Ralph Connor’s Family Group, unless, prior to such event, Connor Trust Transfers, or causes the Transfer of, all Connor Trust held by Connor Trust or any Affiliate of Connor Trust to Ralph Connor. The McClain Family Revocable Trust (“McClain Trust”) shall not permit any event to occur which causes McClain Trust to cease to be a member of Steve McClain’s Family Group, unless, prior to such event, McClain Trust Transfers, or causes the Transfer of, all McClain Trust held by McClain Trust or any Affiliate of McClain Trust to Steve McClain. C/J Land & Livestock L.P. (“Gerald Williams Investments”) shall not permit any event to occur which causes Gerald Williams Investments to cease to be a member of Gerald Williams’s Family Group, unless, prior to such event, Gerald Williams Investments Transfers, or causes the Transfer of, all Restricted Shares held by Gerald Williams Investments or any Affiliate of Gerald Williams Investments to Gerald Williams. John and Ellen Williams Limited Partnership (“John Williams Investments”) shall not permit any event to occur which causes John Williams Investments to cease to be a member of John Williams’s Family Group, unless, prior to such event, John Williams Investments Transfers, or causes the Transfer of, all McClain Trust held by John Williams Investments or any Affiliate of John Williams Investments to John Williams. Robert G. Williams Limited Partnership (“Robert Williams Investments”) shall not permit any event to occur which causes Robert Williams Investments to cease to be a member of Robert Williams’s Family Group, unless, prior to such event, Robert Williams Investments Transfers, or causes the Transfer of, all Restricted Shares held by Robert Williams Investments or any Affiliate of Robert Williams Investments to Robert Williams.

4.                                       Legend.

(a)                                  Each certificate or instrument evidencing Restricted Shares and each certificate or instrument issued in exchange for or upon the Transfer of any Common Stock (if such securities remain Restricted Shares after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED SECURITY

HOLDERS AGREEMENT DATED AS OF FEBRUARY 3, 2006, AS SUCH AMENDED AND RESTATED SECURITY HOLDERS AGREEMENT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE ISSUER AND CERTAIN OF THE ISSUER’S COMMON STOCK. A COPY OF SUCH AMENDED AND RESTATED SECURITY HOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The legend set forth above regarding this Agreement shall be removed from the certificates evidencing any securities which cease to be Restricted Shares. Upon the request of any Stockholder, the Company shall remove the Securities Act portion of the legend set forth above from the certificate or certificates for such Restricted Shares (if such Restricted Shares are certificated as of such time); provided, that such Restricted Shares are eligible (as reasonably determined by the Company) for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

(b)                                 Unless waived by the Company, no Stockholder may Transfer any Restricted Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Restricted Shares will require registration under the Securities Act (including due to such Restricted Shares being eligible for sale pursuant to Rule 144 (or any similar rule or rules then in effect) under the Securities Act), the Company will promptly upon such Transfer deliver new certificates for such securities (if such securities are certificated as of such time) which do not bear the Securities Act portion of the legend set forth in Section 4(a).

5.                                       Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Restricted Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shares as the owner of such securities for any purpose.

6.                                       Amendment and Waiver. No modification or amendment of any provision of this Agreement shall be effective against the Stockholders or the Company unless such modification or amendment is approved in writing by (i) the Company and (ii) BRS Majority Holders; and any amendment to which such written consent is obtained will be binding upon the Company and each Stockholder. No waiver of any provision of this Agreement shall be effective against any Stockholder unless such waiver is approved in writing by such Stockholder. No waiver of any provision of this Agreement shall be effective against the Company unless such waiver is approved in writing by the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Each Stockholder shall remain a party to this Agreement only so long as such person is the holder of record of Restricted Shares.

7.                                       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.                                       Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. However, the Parties acknowledge that the provisions of Section 10.17(c) of the Limited Liability Company Agreement dated June 17, 2002 of H&E Holdings shall continue to be applicable for the period specified therein in respect of the initial public offering effected by H&E Holdings pursuant to the Registration Statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission and effective as of January 30, 2006.

9.                                       Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, including any corporation which is a successor to the Company, and the Stockholder and any subsequent holders of Restricted Shares and the respective successors, heirs and assigns of each of them, so long as they hold Restricted Shares.

10.                                 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

11.                                 Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in his, hers, or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

12.                                 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered if delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or if sent by certified or registered mail, return receipt requested, will be deemed to have been given two business days thereafter. Such notices, demands and other communications shall be sent to any Stockholder at such Stockholder’s last address on the records of the Company, and to the Company at: 11100 Mead Road, Second Floor, Baton Rouge, Louisiana 70816; Attention: Chief Executive Officer;

Telephone: (225) 298-5230; Fax: (225) 298-5382, or such other address, telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

13.                                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

14.                                 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.                                 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

16.                                 VENUE; SUBMISSION TO JURISDICTION. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO HIM OR IT AT THE ADDRESS AS PROVIDED IN SECTION 17 HEREOF. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH HE OR IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17.                                 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

18.                                 Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which commercial banks in the State of Delaware are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

19.                                 Effectiveness of this Agreement. This Agreement shall be effective as of the “Effective Time of the H&E Holdings Merger” as defined in the Agreement and Plan of Merger, and the H&E Holdings Securityholders Agreement will thereafter have no force and effect. In the event that the Merger shall not occur, this Agreement shall be automatically terminated and the Parties shall have no rights or obligations hereunder, and the H&E Holdings Securityholders Agreement shall continue in effect.

[Signature Pages Follow]

In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

H&E Equipment Services, Inc.

By:	/s/ John M. Engquist
John M. Engquist
President

Amended and Restated Security Holders Agreement dated as of February 3, 2006

Stockholders

Bruckmann, Rosser, Sherrill & Co., L.P.(1)		Bruckmann, Rosser, Sherrill & Co. II, L.P. (1)
By:	BRS Partners, LP	By:	BRSE LLC
By:	BRSE Associates, Inc., its General Partner

By:		By:
Print name:		Print name:
Print title:		Print title:

Bruckmann, Rosser, Sherrill & Co., Inc. (1)	The Estate of Donald J. Bruckmann(1)

By:	By:
Print name:	Print name:
Print title:	Print title:

BCB Family Partners, L.P. (1)	NAZ Family Partners, L.P. (1)

By:	By:
Print name:	Print name:
Print title:	Print title:

Harold Rosser Charitable Trust(1)	Stephen C. and Katherine D. Sherrill Foundation(1)

By:	By:
Print name:	Print name:
Print title:	Print title:

Bruce C. Bruckmann(1)	Harold O. Rosser(1)

H. Virgil Sherrill(1)	Stephen C. Sherrill(1)

Nancy A. Zweng(1)	Paul D. Kaminski(1)

John Rice Edmonds(1)	Marilena Tibrea(1)

(1)                               BRS Investors

Wheeler Investments, Inc. (3)	Southern Nevada Capital Corporation(2)

By:	By:
Print name:	Print name:
Print title:	Print title:

Bagley Family Investments, L.L.C. (2)	The Connor Family Trust(3)

By:	By:
Print name:	Print name:
Print title:	Print title:

The McClain Family Revocable Trust(2)	Robert G. Williams Limited Partnership(3)

By:	By:
Print name:	Print name:
Print title:	Print title:

C/J Land & Livestock L.P. (3)	John and Ellen Williams Limited Partnership(3)

By:	By:
Print name:	Print name:
Print title:	Print title:

John M. Engquist(2)	Kristan Engquist Dunne(2)

Don Wheeler(3)	Gary Bagley(3)

Kenneth Sharp, Jr. (2)	Lindsay Jones(3)

Siegfried Wallin(3)

(2)                               Management Investors

(3)                               Other Investors

Schedule A to Amended and Restated
Security Holders Agreement

Shares of Common Stock Issuable Pursuant to the Merger

Attached

Exhibit A to Amended and Restated
Security Holders Agreement

Form of Joinder to
Amended and Restated Security Holders Agreement

This Joinder to the Security Holders Agreement dated as of               (the “Security Holders Agreement”)among H&E Equipment Services, Inc., a Delaware corporation (the “Company”), and certain holders of the Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, is made and entered into as of               by and between the Company and               (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Security Holders Agreement.

Whereas, Holder has acquired certain shares of the Common Stock from                            and the Security Holders Agreement and/or the Company require Holder, as a holder of such Common Stock, to become a party to the Security Holders Agreement, and Holder agrees to do so in accordance with the terms hereof.

Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.                                       Agreement to be Bound. Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Security Holders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Security Holders Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. In addition, Holder hereby agrees that all Common Stock held by Holder shall be deemed Restricted Shares for all purposes of the Security Holders Agreement.

2.                                       Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors, heirs and assigns and Holder and any subsequent holders of Restricted Shares the respective successors, heirs and assigns of each of them, so long as they hold any Restricted Shares.

3.                                       Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.                                       Notices. For purposes of Section 12 of the Security Holders Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

5.                                       Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the state of Delaware, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.

6.                                       Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

[Signature Page Follows]

2

In witness whereof, the parties hereto have executed this Joinder to the Security Holders Agreement as of the date set forth in the introductory paragraph hereof.

H&E Equipment Services, Inc.	Holder:

By:
Print name:	Print name:
Print title:

3